UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2012

ALARION FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-51843	20-3851373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Northeast First Avenue, Ocala, Florida 34470

(address of principal executive offices)

Registrant’s telephone number: (352) 237-4500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders (the “Annual Meeting”) of Alarion Financial Services, Inc. (the “Company”) was held on April 27, 2011, to vote on the following proposals:

Proposal I:	Election of seven directors
Proposal II:	Amendment of the Articles of Incorporation to authorize the Board of Directors to designate series of preferred stock without further shareholder approval
Proposal III:	Approval of the issuance of substitute shares of preferred stock to the United States Treasury
Proposal IV:	An advisory vote to approve the compensation paid to our executive officers
Proposal V:	Ratification of the selection of Hacker, Johnson & Smith PA as independent auditors
Proposal VI:	Adjournment of the meeting

Listed below are the results of the matters subject to a vote of security holders:

	For	Withheld	Abstain	Broker Nonvote

Proposal I
Carol R. Bosshardt	1,239,721	6,750	0	122,405
Gloria W. Fletcher	1,243,471	3,000	0	122,405
Loralee W. Hutchinson	1,243,471	3,000	0	122,405
Jon M. Kurtz	1,239,721	6,750	0	122,405
Ignacio L. Leon	1,243,471	3,000	0	122,405
Job E. White	1,243,471	3,000	0	122,405
Thomas W. Williams, Jr.	1,243,471	3,000	0	122,405

Proposal II	1,028,637	166,184	51,650	122,405

Proposal III	1,068,637	124,934	52,900	122,405

Proposal IV	1,112,833	82,388	51,250	122,405

Proposal V	1,350,702	9,564	8,250	0

Proposal VI	1,285,408	48,478	26,250	8,380

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALARION FINANCIAL SERVICES, INC.
(Registrant)

Date: May 14, 2012
/s/ Matthew Ivers
Matthew Ivers
Chief Financial Officer